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                                                                    EXHIBIT 23.1

            [VITALE, CATURANO & COMPANY LTD. LOGO]

Accounting
   and Tax  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  Business As independent public accountants, we hereby consent to the Solutions inclusion of our report dated February 18, 2005 in this Form 10-K and to the incorporation by reference of such report in the Financial Company's previously filed Registration Statements on Form S-8 File
  Services  No. 33-28344, File No. 33-29113, File No. 33-41757, File No.
            33-59045, File No. 33-94713, and File No. 33-63298. It should be
Technology  noted that we have not audited any financial statements of the
  Services Company subsequent to December 31, 2004 or performed any audit procedures subsequent to the date of our report.


            [/s/ Vitale, Caturano & Company]
            VITALE, CATURANO & COMPANY, Ltd.

            March 31, 2005
            Boston, Massachusetts


CERTIFIED PUBLIC ACCOUNTANTS
AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL
80 CITY SQUARE, BOSTON, MASSACHUSETTS  02129
617-912-9000     FX 617-912-9001     WWW.VITALE.COM